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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



As independent public accountants, we hereby consent to the use in this registration statement of our report dated December 4, 2001 related to Chevy Chase Auto Receivables Trust 2001-3's balance sheet as of December 4, 2001 included herein.


/s/ Arthur Andersen LLP


Vienna, VA

December 4, 2001